     As filed with the Securities and Exchange Commission on August 31, 1998
                                                  Registration No. 333 -________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             RURAL/METRO CORPORATION
             (Exact name of Registrant as specified in its charter)


                    Delaware                                 86-0746929
          (State or Other Jurisdiction                    (I.R.S. Employer
            of Incorporation or Organization)          Identification Number)

                          8401 East Indian School Road
                            Scottsdale, Arizona 85251
               (Address of Principal Executive Offices)(Zip Code)

                             RURAL/METRO CORPORATION
                      Retirement Savings Value Plan 401(k)
                            (Full Title of the Plan)

                                 John B. Furman
                  Acting President and Chief Executive Officer

                             RURAL/METRO CORPORATION
             8401 East Indian School Road, Scottsdale, Arizona 85251
                                 (602) 994-3886
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                          PROPOSED          PROPOSED MAXIMUM          AMOUNT OF
TITLE OF SECURITIES TO BE         AMOUNT TO BE             MAXIMUM              AGGREGATE           REGISTRATION
        REGISTERED                REGISTERED(1)        OFFERING PRICE           OFFERING                 FEE
                                                             PER                  PRICE
                                                          SHARE(2)
==================================================================================================================
       Common Stock              500,000 Shares            $ 7.594              $ 3,797,000           $ 1,120.12

==================================================================================================================

(1) Estimated maximum aggregate number of shares of Rural/Metro Corporation Common Stock to be issued pursuant to matching contributions made by the Company under the Plan during the next two years.

(2) Calculated for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, using the average of the high and low sales prices for the Common Stock of Rural/Metro Corporation on August 27, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

            Rural/Metro Corporation (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the latest prospectus filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above; and

      (c) The description of the Company's Capital Stock contained in the Company's Registration Statement on Form 8-A/A (No. 0-22056) filed with the Commission on February 2, 1995, including any amendments or reports filed for the purpose of updating such description.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

            Not applicable.

Item 5. Interests of Named Experts and Counsel

            Not applicable.

Item 6. Indemnification of Directors and Officers

                  The Company's amended and restated Bylaws require the Company to indemnify its directors, officers, employees, and agents to the fullest extent permitted by the Delaware General Corporation Law, including those circumstances in which indemnification would otherwise be discretionary, except that the Company will not be obligated to indemnify any such person (i) with respect to proceedings, claims, or actions initiated or brought voluntarily by any such person and not by way of defense; (ii) for any amounts paid in settlement of an action indemnified against by the Company without the proper written consent of the Company; or (iii) in connection with any event in which the person did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. In addition, the Company has entered or will enter into Indemnity Agreements with each of its directors and officers providing for indemnification of and advancement of expenses to the directors and officers to the fullest extent permitted by law except (a) if and to the extent that payment is made to the indemnitee under an insurance policy or otherwise; (b) if and to the extent that a claim is decided adversely based on or attributable to the indemnitee gaining any personal profit or advantage to which the indemnitee was not legally entitled; (c) if and to the extent that the indemnifiable event constituted or arose out of the indemnitee's willful misconduct or gross negligence; or (d) if and to the extent that the proceeding is initiated by the indemnitee against


                                      II.1
the Company or any of its officers or directors, unless the Company has consented to or joined in the initiation of the proceeding. The Delaware General Corporation Law contains an extensive indemnification provision that permits a corporation to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  The Company's Second Restated Certificate eliminates the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of their duty of care except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. The Delaware General Corporation Law prohibits a corporation from eliminating or limiting the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for liability under
Section 174 of the Delaware General Corporation Law (relating to certain unlawful dividends, stock purchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit.

Item 7. Exemption from Registration Claimed

            Not applicable.

Item 8. Exhibits

      Exhibit
      Number      Exhibit
      ------      -------
      5           Opinion and Consent of O'Connor, Cavanagh, Anderson,
                  Killingsworth & Beshears, P.A.

      10.21       Retirement Savings Value Plan 401(k), as amended, dated July
                  1, 1990(1)

      23.1        Consent of Independent Public Accountants - Arthur Andersen
                  LLP

      23.2        Consent of O'Connor, Cavanagh, Anderson, Killingsworth &
                  Beshears, P.A. is contained in Exhibit 5

        24        Power of Attorney (included on page II.4 of this Registration
                  Statement)

-------------------

(1) Incorporated by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 33-63448) filed May 27, 1993 and declared effective July 15, 1993.

The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS to qualify the Plan.


                                      II.2

Item 9. Undertakings

             A. The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      II.3

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 27th day of August, 1998.

                                     RURAL/METRO CORPORATION


                                    By: /s/ Dean P. Hoffman
                                        -----------------------------------
                                        Dean P. Hoffman
                                        Vice President, Financial Services


                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Mark E. Liebner and Dean P. Hoffman and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       SIGNATURE                      POSITION                               DATE
       ---------                      --------                               ----
/s/ John B. Furman            Acting President and Chief                August 27, 1998
------------------------      Executive Officer
 John B. Furman               (Principal Executive Officer)


/s/ Robert T. Edwards         Executive Vice President                  August 27, 1998
------------------------
Robert T. Edwards


/s/ Mark E. Liebner           Senior Vice President, Chief Financial    August 27, 1998
------------------------      Officer and Treasurer (Principal
Mark E. Liebner               Financial Officer)


/s/ Robert E. Ramsey          Senior Vice President and Director        August 27, 1998
------------------------
Robert E. Ramsey


/s/ Dean P. Hoffman           Vice President, Financial Services        August 27, 1998
-------------------------     (Principal Accounting Officer)
Dean P. Hoffman


/s/James H. Bolin             Director                                  August 27, 1998
------------------------
James H. Bolin


                                      II.4

/s/ Cor J. Clement            Director                                  August 27, 1998
------------------------
Cor J. Clement


/s/ Mary Anne Carpenter       Director                                  August 27, 1998
------------------------
Mary Anne Carpenter


/s/ Louis G. Jekel            Director                                  August 27, 1998
------------------------
Louis G. Jekel


/s/ William C. Turner         Director                                  August 27, 1998
------------------------
William C. Turner


/s/ Henry G. Walker           Director                                  August 27, 1998
------------------------
Henry G. Walker


/s/ Louis A. Witzeman         Director                                August 27, 1998
------------------------
Louis A. Witzeman


                                      II.5